QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CELLDEX THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2011

To the Stockholders of
Celldex Therapeutics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celldex Therapeutics, Inc. (the "Company" or "we" or "us") will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on June 15, 2011 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement;

  •
  indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

  •
  address any other matters that may properly come before the meeting.

        Only stockholders of record at the close of business on April 18, 2011 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Avery W. Catlin Chief Financial Officer and Secretary

April 28, 2011
Needham, MA

CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 15, 2011 at 9:00 a.m. local time, at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 28, 2011.

        Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2011.

        Our proxy materials, including our Proxy Statement for the 2011 Annual Meeting, 2010 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.

 ABOUT THE MEETING

Why are we calling this Annual Meeting?

        We are calling the Annual Meeting to seek the approval of our stockholders to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement;

  •
  indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

  •
  address any other matters that may properly come before the meeting.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

  •
  FOR the election of each of the seven director nominees;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  •
  FOR an advisory vote on the compensation of the named executive officers as described in this proxy statement; and

  •
  FOR an advisory vote on our executive compensation to be held on an annual frequency.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, April 18, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had 32,326,382 outstanding shares of common stock.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. In accordance with our security procedures, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Kathy Reamer by email at kreamer@celldextherapeutics.com or by phone at 908-454-7120 ext. 308 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Celldex Therapeutics, Inc., 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865, Attn: Kathy Reamer or kreamer@celldextherapeutics.com. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before June 10, 2011, who present a form of government-issued photograph identification on the day of the Annual Meeting, and who arrive by 8:30 am local time.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

        If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

        If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  •
  filing with the Secretary of the Company a notice of revocation;

  •
  sending in another duly executed proxy bearing a later date; or

  •
  attending the meeting and casting your vote in person.

        Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What are "broker non-votes"?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine", such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes."

        The election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 3), and the advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4) are not considered to be "routine" matters and brokers are not permitted to vote on those matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

        Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

What vote is required to approve each proposal?

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

        Assuming that a quorum is present, the following votes will be required:

  •
  With respect to the election of directors (Proposal No.1), the seven nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

  •
  With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

  •
  With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

  •
  With respect to the advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4), the frequency receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be considered the frequency preferred by our stockholders.

        Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

 PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

        At the Annual Meeting, seven directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

        It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

        The persons listed below have been nominated for election (the "Director Nominees") to fill the seven director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Larry Ellberger (Chairman of the Board)	63	2003
Anthony S. Marucci (Chief Executive Officer)	49	2008
Herbert J. Conrad	78	2008
George O. Elston	46	2008
Karen Shoos Lipton	57	2001
Harry H. Penner, Jr.	65	1997
Timothy M. Shannon	52	2009

        The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.

Director Nominees

        Larry Ellberger was appointed Chairman of the Board of Directors in September 2009 and has been a director of Celldex since August 2003. Mr. Ellberger is a Founding Partner of HVA, Inc. a consulting firm specializing in business development, product acquisition and licensing, and mergers and acquisitions for pharmaceutical, biotechnology, drug delivery, and medical device companies. From October 2005 to May 2006, Mr. Ellberger was Interim Chief Executive Officer of PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry. Previously, he was a member of the Board of Directors of PDI and Chairman of the Audit Committee. From 2000 to 2003, Mr. Ellberger was Senior Vice President of Powderject PLC, a U.K. vaccine company. He was also a member of the Board of Directors of Powderject. From 1995 to 1999, Mr. Ellberger held several positions at W.R. Grace & Co. including Interim Chief Executive Officer, Chief Financial Officer and Senior Vice

President, Strategic Planning and Development. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. Mr. Ellberger currently serves on the Board of Directors of TransPharma Medical, Ltd., a privately held specialty pharmaceutical company, and The Jewish Children's Museum. Mr. Ellberger was formerly Chairman of the Board of Omrix BioPharmaceuticals, Inc. until its acquisition by Johnson & Johnson in 2008.

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. Mr. Marucci had been serving as the Chief Executive Officer and President on an interim basis since May 2008 in addition to his role as Executive Vice President, Corporate Development which he assumed upon consummation of the merger of Celldex Research Corporation (formerly known as Celldex Therapeutics, Inc.) ("Celldex Research") and Celldex (formerly known as AVANT Immunotherapeutics, Inc.) (the "AVANT Merger"). Mr. Marucci had been Celldex Research's Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. In addition, he was Treasurer of Medarex from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex, Inc. from December 1998 to May 2003. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci received his M.B.A. from Columbia University.

        Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad is currently Chairman of the Board of Pharmasset, Inc., a pharmaceutical company, since January 2011 and has been a director since March 2008. He is also a member of its Audit and Nominating and Corporate Governance Committees. Mr. Conrad has been a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, since 1993 and is a member of its Compensation and Human Resources and Nominating and Corporate Governance Committees. Mr. Conrad also serves on the Medical Advisory Board of Henry Schein, Inc. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of GenVec, Inc. and Bone Care International, Inc. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.

        George O. Elston became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Elston had been a director of Celldex Research since March 2004. Mr. Elston was most recently Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company, from January 2008 to January 2010. From May 2000 to September 2007, Mr. Elston was Vice President of Finance and Government Affairs of Elusys Therapeutics, Inc., a privately held biopharmaceutical company. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc. Prior to Trillium, Mr. Elston was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, and with PricewaterhouseCoopers. Mr. Elston received his B.B.A. in Public Accounting from Pace University and is a Certified Public Accountant.

        Karen Shoos Lipton has been a director of Celldex since May 2001. Ms. Lipton has been Chief Executive Officer of AABB since October 1994. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, Ms. Lipton held senior positions at the American Red Cross since 1984, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Lipton was a lawyer in private practice. Ms. Lipton earned her B.A. from Yale University and her J.D. from Case Western Reserve University.

        Harry H. Penner, Jr. has been a director of Celldex since January 1997 and was Chairman of AVANT prior to the consummation of the AVANT Merger. Mr. Penner is Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company's Executive Vice President and General Counsel in Denmark. He has served as BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of Connecticut United for Research Excellence, and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology Council. Mr. Penner is currently on the Board of Directors of Rib-X Pharmaceuticals, Inc., New Haven Pharmaceuticals, Inc. (of which he is Chairman and Chief Executive Officer), Prevention Pharmaceuticals, Inc. and Affinimark Technologies, Inc. In addition to having served on the board of directors of privately held biotechnology companies, Mr. Penner served on the Board of Altus Pharmaceuticals, Inc. until October 2009. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

        Timothy M. Shannon, M.D. became a director of Celldex in October 2009 upon the acquisition of CuraGen Corporation ("CuraGen") by Celldex (the "CuraGen Acquisition"). Since December 2009, Dr. Shannon has been a Venture Partner at Canaan Partners, a global venture capital firm. Prior to the CuraGen Acquisition, Dr. Shannon had been a CuraGen Director since his appointment as CuraGen's President and Chief Executive Officer in September 2007. From January 2004 until September 2007, Dr. Shannon served as CuraGen's Executive Vice President and Chief Medical Officer. From September 2002 until December 2003, Dr. Shannon served as CuraGen's Senior Vice President of Research and Development. Prior to joining CuraGen, Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

Family Relationships

        There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

Board of Directors

        We are currently managed by an eight member Board of Directors, a majority of who are "independent" as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci and Dr. Shannon, each of our directions is deemed "independent" as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met eleven times in 2010. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2010 annual meeting of stockholders.

        Rajesh B. Parekh, M.D., currently a member of our Board of Directors, declined to be nominated for re-election. The Company expresses its appreciation for Dr. Parekh's service as a Board member.

Audit Committee

        The Board of Directors has established an Audit Committee currently consisting of George O. Elston, Chairman, Larry Ellberger, and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated George O. Elston as an "audit committee financial expert," as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met eight times during 2010. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Compensation Committee

        The Board of Directors has established a Compensation Committee currently consisting of Dr. Rajesh B. Parekh, Chairman, Karen Shoos Lipton and Harry H. Penner, Jr. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon his recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. Each member of the Compensation Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Compensation Committee met six times during 2010. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Nominating and Corporate Governance Committee

        The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Herbert J. Conrad, Chairman, Larry Ellberger and Karen Shoos Lipton. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met five times during 2010. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.celldextherapeutics.com.

Director selection criteria

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes (i) the review of requests from board members, management, members of the Nominating and Corporate Governance Committee, stockholders and other external sources; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board; and (iii) interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Charter.

        All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.

        Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and to provide value to our stockholders. For example, Messrs. Conrad, Ellberger, Marucci, Penner and Shannon have all either currently or formerly been chief executive officers of life sciences or healthcare-related companies and have experienced the challenges of such a position. Similarly, Dr. Shannon has formerly been chief medical officer of a biotechnology company and has the experience of guiding and directing the research and development efforts at that company. Messrs. Ellberger, Elston and Marucci have all formerly been chief financial and chief corporate development officers at pharmaceutical and life sciences companies and have completed a significant number of financing and business development transactions. Ms. Lipton has experience in the highly regulated blood supply sector which is similar to our regulated biologics industry. Mr. Penner has been the chief legal officer at a large public pharmaceutical company and for that company and for life sciences companies has completed a significant number of financing and business development transactions. Messrs. Conrad and Ellberger have many years of experience on the boards of directors of larger public pharmaceutical and life sciences companies.

        Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Marucci and Dr. Shannon.

        Additionally, all board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.

        Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

Stockholder nominations for directorships

        Stockholders may propose a potential director candidate for consideration by the Nominating and Corporate Governance Committee by submitting their names and background to the Secretary of Celldex at 119 Fourth Avenue, Needham, Massachusetts 02494. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with our annual meeting, and must include the following information:

  •
  the name and address of record of the security holder;

  •
  a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

  •
  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  •
  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee's written charter;

  •
  A description of any arrangements or understandings between the security holder and the proposed director candidate; and

  •
  The consent of the proposed director candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as a director if elected at such annual meeting.

        Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board's leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company's operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Mr. Ellberger, an independent director, serves as Chairman of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement, and oversight.

        In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee's actions and areas of responsibilities.

Risk Oversight

        Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to our overall strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.

        The committees of the Board execute their oversight responsibility for risk management as follows:

  •
  The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. Beginning in 2010, the Audit Committee also reviewed our risk management insurance programs.

  •
  The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders.

  •
  The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest. Beginning in 2010, the Nominating and Corporate Governance Committee developed practices for understanding and regularly reviewing our risk management processes for non-financial and non-compensation related risks, including our processes for managing, monitoring and mitigating specific non-financial and non-compensation related risks.

Stockholder Communications

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

        Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters, and matters as to which Celldex tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldextherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

        The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Anthony S. Marucci	49	President, Chief Executive Officer and Director
Avery W. Catlin	63	Senior Vice President, Chief Financial Officer and Secretary
Thomas Davis	47	Senior Vice President and Chief Medical Officer
Tibor Keler	53	Senior Vice President and Chief Scientific Officer

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci's biography under Director Nominees above.

        Avery W. Catlin joined Celldex in January 2000. Mr. Catlin has more than 20 years of financial and business expertise in the biotechnology and medical device industries. Prior to joining Celldex, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and his M.B.A. from Babson College and is a Certified Public Accountant.

        Thomas Davis, MD became Senior Vice President and Chief Medical Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Davis was Vice President of Clinical Development and Chief Medical Officer of Celldex Research since April 2006 and Chief Medical Officer at GenVec from July 2005 to April 2006. Dr Davis was also Senior Director of Clinical Science at Medarex. He has supervised clinical efforts in adult hematologic malignancies and marrow transplantation and therapeutic antibodies at the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) and worked with Dr. Ron Levy on the development of rituximab and idiotype vaccines at Stanford University. Dr. Davis received his B.A. degree in Biophysics from Johns Hopkins University, his M.S. degree in Physiology from Georgetown University and his M.D. from Georgetown University School of Medicine.

        Tibor Keler, Ph.D. became Senior Vice President and Chief Scientific Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Keler had been Celldex Research's Vice President, Research and Discovery and Chief Scientific Officer since May 2003. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex, Inc. from September 1993 to March 2004. While at Medarex, he was responsible for the development of Celldex's technology and products, as well as for the preclinical development and testing of numerous Medarex products now in clinical trials. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We reviewed the data reported in the 2009 executive compensation survey of over 400 biotechnology companies independently prepared by Aon-Radford but did not tie any aspect of compensation to any survey of peers. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our other executive officers, who are collectively referred to as our Named Executive Officers.

Administration and Objectives of Our Executive Compensation Program

        The Compensation Committee of the Board of Directors, which is comprised of independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals, and participation in our stock option program. The stock option grants are made in accordance with our 2008 Stock Option and Incentive Plan (the "2008 Plan"). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan (the "2004 Plan"), in which employees participate on a voluntary basis.

        Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of pre-determined goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning our and their individual goals; and

  •
  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

        In determining whether to adjust the compensation of any one of our executive officers, including our Named Executive Officers, we annually take into account the changes, if any, in the following:

  •
  market compensation levels;

  •
  the contributions made by each executive officer;

  •
  the performance of each executive officer;

  •
  the increases or decreases in responsibilities and roles of each executive officer;

  •
  the business needs for each executive officer;

  •
  the relevance of each executive officer's experience to other potential employers; and

  •
  the readiness of each executive officer to assume a more significant role within the organization.

        In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry and that there should also be internal equity among our executive officers.

Executive Compensation Components

        In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive's total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of our stockholders through equity incentive compensation.

        Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2010 based on a number of factors including:

  •
  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

  •
  the roles and responsibilities of our executives;

  •
  the individual experience and skills of, and expected contributions from, our executives;

  •
  the amounts of compensation being paid to our other executives; and

  •
  our executives' historical compensation.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base salary

        Each executive officer (except the chief executive officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the chief executive officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers.

Annual Performance-Based Cash Bonus

        We have designed our annual cash bonuses to reward our executive officers for their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2010, the primary factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. Our performance-based bonus plan emphasizes the contributions of each of our executive officers to the achievement of our corporate goals. The awards of annual incentive bonuses are not based on a rigid mathematical formula. Rather, the Compensation Committee retains significant discretion in determining incentive bonuses to be paid based on many factors, including the Compensation Committee's assessment of our performance and the individual's contribution to us, the individual's total compensation compared to individuals in similar positions according to the Aon-Radford compensation survey of biotechnology companies and other individual accomplishments. The Compensation Committee also takes into account the individual's contributions in resolving unanticipated matters, general economic conditions, and any other factors the Compensation Committee deems relevant.

        One element of the Compensation Committee's evaluation of performance is a review of the achievement of the pre-determined annual corporate goals. The goals are intended to focus management's priorities in our operation but it is not intended to be the only element in the Compensation Committee's determination of incentive bonuses. Accordingly, the compensation of each executive officer is based in part on the objective assessment of the achievement of corporate goals and in part on the subjective assessment of factors the Compensation Committee determines to consider at the end of each year with respect to the contribution of each executive to our business.

        At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value. In February 2011, prior to approving 2010 incentive bonuses, the Compensation Committee evaluated our 2010 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2010. The Compensation Committee conducted this exercise in February 2011 and the Compensation Committee determined that we had achieved 90% of our stated 2010 bonus objectives.

        Our corporate goals for 2010 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2010 Achievement
(1)	Manage clinical activities on our lead immunotherapy products:
	• Present final data for CDX-1307 Phase 1 studies at ASCO and meet enrollment targets for CDX-1307 Phase 2 study	10	50%
	• Present final OS data for rindopepimut (CDX-110) ACT II study and preliminary PFS data for ACT III study at ASCO and SNO meetings	10	100%
	• Report data for Phase 2 portion of CDX-011 Phase 1/2 study in breast cancer and determine the clinical development pathway forward	10	100%
	• Report preliminary data for Phase 1/2 study of CDX-1401 in solid tumors	5	100%
(2)	Manage research and preclinical activities of our follow-on immunotherapy products, CDX-301 and CDX-1127	25	100%
(3)	Meet 2010 manufacturing schedule for production of clinical materials of CDX-301 and CDX-1127 within approved 2010 budget	20	100%
(4)	Prepare year-end budget to ensure sufficient cash available to fund operations through the end of 2012, complete integration of CuraGen personnel and assets and streamline non-core asset portfolio	20	75%

	Totals:	100	90%

        To optimize achievement of corporate goals, individual goals for 2010 overlapped with our corporate goals for 2010. Prior to the Compensation Committee's February 2011 meeting, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual's contributions to our success in 2010. Mr. Marucci's bonus recommendations were primarily driven by the fact that the Company achieved 90% of its pre-determined corporate goals in 2010 and each employee, including the executive officers, contributed to our success in achieving the 2010 corporate goals.

        The Compensation Committee discussed Mr. Marucci's recommendations for the Named Executive Officers and reviewed Mr. Marucci's performance for fiscal 2010. Based on Mr. Marucci's recommendations for each of the Named Executive Officers, the Compensation Committee's review of Mr. Marucci's performance and the 90% achievement of the corporate goals for 2010, the Compensation Committee determined that the annual cash incentives approved for each Named Executive Officer (including Mr. Marucci) should be set 90% of the targets established for each Named Executive Officer.

        During discussions regarding the 2010 annual incentive bonus for our executives, the Compensation Committee considered and noted the following factors in assessing our 2010 performance:

        Achievement of Celldex's 2010 corporate goals:    The Compensation Committee determined that we met 90% of our corporate goals for 2010.

        Progression of Celldex's clinical pipeline:    We, under the leadership of our executive officers, successfully transitioned the rindopepimut (CDX-110) program to us from Pfizer and presented preliminary PFS data from the ACT III study; initiated the randomized Phase 2b study of CDX-011 in patients with advanced breast cancer; initiated the randomized CDX-1307 Phase 2 study in bladder cancer; presented preliminary data from the Phase 1/2 study of CDX-1401 in solid tumors; and identified the next preclinical programs (CDX-301 and CDX-1127) for clinical development.

        The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2010, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation

        We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        Our recent practice has been to grant equity-based awards to our executive officers, if any at all, on an annual basis. All such grants are subject to prior approval by the Compensation Committee at a regularly scheduled meeting during the year as well as approval by our Board. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options to such executive officers;

  •
  vesting schedules of previously granted options;

  •
  the performance of the executives and their contributions to our overall performance;

  •
  an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

  •
  an internally prepared survey of similarly situated biotechnology companies' proxy statements;

  •
  personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

  •
  the financial statement impact of stock option awards on our results of operations; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting primarily quarterly or monthly thereafter. All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.

        On January 21, 2010, the Compensation Committee awarded a special bonus of stock options to purchase 30,000 shares, 20,000 shares, 15,000 shares and 15,000 shares of our common stock to each of Messrs. Marucci, Catlin, Keler and Davis, respectively, for their efforts and contributions to the successful completion of the CuraGen acquisition.

        We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.

Other Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

Summary Compensation Table

        The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2010, 2009 and 2008 to each person who served as our Chief Executive Officer and Chief Financial Officer at any time during the year ended December 31, 2010 and the two other executive officers employed by us as of December 31, 2010 (collectively, the "Named Executive Officers").

Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci(4)	2010	464,945	126,146	—		374,222	—	—	9,115	974,428
President and Chief Executive	2009	460,255	138,774	—		775,830	—	—	8,773	1,383,632
Officer	2008	302,800	137,400	50,000	(5)	1,022,057	—	—	7,333	1,519,590
Avery W. Catlin	2010	292,562	66,217	—		195,489	—	—	5,665	559,933
Senior Vice President and	2009	288,607	65,000	—		382,970	—	—	5,622	742,199
Chief Financial Officer	2008	262,170	57,700	50,000	(5)	762,665	—	—	3,483	1,136,018
Tibor Keler., Ph.D.(6)	2010	346,881	94,196	—		209,453	—	—	3,538	654,068
Senior Vice President and	2009	341,561	100,000	—		429,533	—	—	3,690	874,784
Chief Scientific Officer	2008	250,000	96,600	50,000	(5)	1,022,057	—	—	3,822	1,422,479
Thomas Davis, M.D.(7)	2010	367,573	83,179	—		223,416	—	—	7,345	681,513
Senior Vice President and	2009	362,744	98,000	—		451,818	—	—	7,368	919,930
Chief Medical Officer	2008	300,000	96,600	50,000	(5)	636,971	—	—	3,886	1,087,457

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2010, 2009 and 2008.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value of stock option awards made in fiscal years ended December 31, 2010, 2009 and 2008 for awards pursuant to the 2008 Plan. The 2009 dollar amount also includes the special bonus options awarded on January 21, 2010 by the Compensation Committee for the efforts and contributions to successful completion of the CuraGen acquisition.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under our nondiscriminatory group plan for each named executive officer. In addition, Mr. Marucci's compensation includes the annual premium of $2,550 in 2010, 2009 and 2008 for a $1,000,000 term life insurance policy and $408 for the personal use of a Company car.

(4)
Mr. Marucci joined us on March 7, 2008 upon the consummation of the AVANT Merger. On September 25, 2008, Mr. Marucci became our President and CEO and his base salary was increased from $250,000 to $458,000 on an annualized basis.

(5)
On January 6, 2009, our Board of Directors awarded to each of Messrs. Marucci, Catlin, Keler, and Davis restricted shares of common stock having a value of $50,000 as a special payment for the successful integration in 2008 of the two companies as a result of the AVANT Merger.

(6)
Dr. Keler joined us on March 7, 2008 upon the consummation of the AVANT Merger.

(7)
Dr. Davis joined us on March 7, 2008 upon the consummation of the AVANT Merger.

Grants of Plan-Based Awards

        The following table provides information on stock options and stock awards granted in 2010 to each of our Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
							Exercise or Base Price of Option Awards ($/Sh)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	1/21/10					164,000	4.50	458,003
Avery W. Catlin	1/21/10					90,000	4.50	251,343
Tibor Keler, Ph.D.	1/21/10					90,000	4.50	251,343
Thomas Davis, M.D.	1/21/10					95,000	4.50	265,307

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair value is generally the amount we would expense in our financial statements over the award's service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	164,000		4.50	1/21/20
Anthony S. Marucci(1)	88,687	40,313		8.52	1/6/2019
Anthony S. Marucci	254,243	—		8.16	3/7/2018
Avery W. Catlin(1)	—	90,000		4.50	1/21/20
Avery W. Catlin(1)	30,499	30,501		8.52	1/6/2019
Avery W. Catlin(2)	91,667	91,666		8.16	3/7/2015
Tibor Keler, Ph.D.(1)	—	90,000		4.50	1/21/20
Tibor Keler, Ph.D.(1)	36,124	36,126		8.52	1/6/2019
Tibor Keler, Ph.D.	254,243	—		8.16	3/7/2018
Thomas Davis, M.D.(1)	—	95,000		4.50	1/21/20
Thomas Davis, M.D.(1)	38,200	38,200		8.52	1/6/2019
Thomas Davis, M.D.(3)	118,465	30,360		8.16	3/7/2018

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

(2)
Options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(3)
Options for 24,761 shares vested immediately, options for 26,914 shares vest over 25 months from the date of grant and options for 97,150 shares vest 25% on the first anniversary of the date of grant and then pro-rata over the remaining 36-month vesting period.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of option exercises in fiscal 2010 and the number of shares of stock issued under the 2008 Plan that vested in fiscal 2010 and the corresponding amounts realized by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	—	—	—	—
Avery W. Catlin	—	—	—	—
Tibor Keller, Ph.D.	—	—	—	—
Thomas Davis, M.D.	—	—	—	—

Employment Agreements

        The terms and conditions of Mr. Marucci's employment agreement are governed by a written employment contract, which was entered into in July 2008 and amended and restated in January 2009. The terms and conditions of Mr. Catlin, Dr. Davis, M.D. and Dr. Keler, Ph.D. employment agreements are governed by a written employment contract, which was entered into in January 2009.

        These employment agreements provide, among other things, for: (i) annual base salary as determined by the Board of Directors or the Compensation Committee thereof; (ii) an annual discretionary bonus in an amount established by our Board of Directors or the Compensation Committee thereof; (iii) a lump sum severance payment equal to 200% of the executive's then-base salary in the event that his employment is terminated without cause or he resigns "for good reason" (as defined in the employment agreement); and (iv) accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twelve (12) times (in the case of Mr. Marucci, twenty four (24) times) the executive's highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination plus the average of the annual discretionary bonuses received during the two full fiscal years prior to the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

        The employment agreements have an initial term through December 31, 2011 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. We may terminate the employment agreements without cause, on 90-days' prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

Pension Benefits

        None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

 Potential Payments upon Termination of Employment or Change in Control

        Certain of our Named Executive Officers have and had provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in "Employment Agreements," and certain estimates of these change of control benefits are provided in the tables below.

Anthony S. Marucci

        The following table describes the potential payments and benefits upon employment termination for Anthony S. Marucci, President and Chief Executive Officer, as if his employment had terminated as of December 31, 2010, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$934,412	$934,412	$—	$934,912
Bonus	—	—	—	—	132,460
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	37,425	37,425	—	37,425

Total	$—	$971,837	$971,837	$—	$1,104,297

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twenty-four times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Avery W. Catlin

        The following table describes the potential payments and benefits upon employment termination for Avery W. Catlin, Chief Financial Officer, as if his employment had terminated as of December 31, 2010, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$588,598	$588,598	$—	$294,299
Bonus	—	—	—	—	65,609
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	27,683	27,683	—	27,683

Total	$—	$616,281	$616,281	$—	$387,591

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Tibor Keler, Ph.D.

        The following table describes the potential payments and benefits upon employment termination for Tibor Keler, Ph.D., Chief Scientific Officer, as if his employment had terminated as of December 31, 2010, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$697,748	$697,748	$—	$348,874
Bonus	—	—	—	—	97,098
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	37,425	37,425	—	37,425

Total	$—	$735,173	$735,173	$—	$483,397

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Thomas Davis, M.D.

        The following table describes the potential payments and benefits upon employment termination for Thomas Davis, M.D., Chief Medical Officer, as if his employment had terminated as of December 31, 2010, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$739,368	$739,368	$—	$369,684
Bonus	—	—	—	—	90,590
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	37,425	37,425	—	37,425

Total	$—	$776,793	$776,793	$—	$497,699

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

 Director Compensation

        Effective March 8, 2008, the following director non-equity compensation policy was adopted. Directors who are not our employees are each entitled to receive a retainer fee of $50,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of each committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $20,000 in addition to his or her Annual Retainer. Each Director who resides outside the United States shall receive an additional stipend of $20,000. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors. To further align the interests of the members of the Board with the stockholders of the Company, the Board, at the recommendation of the Compensation Committee, amended its non-equity compensation policy on December 16, 2009 to provide that new board members will receive an initial stock option grant to purchase 8,000 shares of the Company's common stock upon joining the Board and that all non-employee directors will receive an annual grant of 2,000 shares of restricted stock each year following the annual stockholders' meeting.

        As of December 31, 2010, our non-employee directors had the following stock options outstanding: Larry Ellberger—29,728, Herbert J. Conrad—29,879, George O. Elston—29,879, Karen Shoos Lipton—29,728, Dr. Rajesh B. Parekh—29,879, Harry H. Penner, Jr.—29,728, and Timothy M. Shannon, M.D.—300,936.

        The following table summarizes the annual compensation for our non-employee directors during 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Larry Ellberger	130,000	7,920	—	—	—	—	137,920
Herbert J. Conrad	80,000	7,920	—	—	—	—	87,920
George O. Elston	80,000	7,920	—	—	—	—	87,920
Karen Shoos Lipton	79,167	7,920	—	—	—	—	87,087
Dr. Rajesh B. Parekh	100,000	7,920	—	—	—	—	107,920
Harry H. Penner, Jr.	90,000	7,920	—	—	—	—	97,920
Charles R. Schaller(2)	48,750	—	—	—	—	—	48,750
Timothy M. Shannon, M.D.	50,000	7,920	—	—	—	—	57,920

(1)
The amounts in the Stock Awards column reflect the grant date fair value of restricted stock awards of 2,000 shares made in 2010 to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture on each of December 22, 2010, March 22, 2011 and June 22, 2011 (so long as the director remains a member of the Board as of such date).

(2)
Mr. Schaller's term as a director expired on September 15, 2010, and upon the expiration of his term we accelerated the vesting of 1,000 shares of his restricted stock.

 Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Messrs. Rajesh B. Parekh, Chairman, Harry H. Penner, Jr. and Karen Shoos Lipton. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.

Risk Considerations

        We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are an early stage biopharmaceutical company that is generating a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and do not yet generate earnings. While a significant portion of our executives' compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an "all or nothing" approach; and we cap payout levels under our near- and long-term incentive plans, which is consistent with market prevalent practice and does not provide disproportionate leverage for achievement of near- or long-term results. As discussed above in our Compensation Discussion and Analysis section we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

 COMPENSATION COMMITTEE REPORT*

*
The foregoing report of the Compensation Committee is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

        Our Compensation Committee has reviewed the Compensation Discussion and Analysis with management and based on a review of the Compensation Discussion Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

                      Compensation Committee:
                      Dr. Rajesh B. Parekh, Chairman
                      Harry H. Penner, Jr.
                      Karen Shoos Lipton

 REPORT OF THE AUDIT COMMITTEE*

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2010 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2010.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

  3.
  The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors' independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB rule 3526.

        In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

                      Audit Committee:
                      George O. Elston, Chairman
                      Larry Ellberger
                      Harry H. Penner, Jr.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of April 12, 2011 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

        For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC's rules, shares of the Company's common stock issuable under options that are exercisable on or within 60 days after April 12, 2011 ("Presently Exercisable Options") are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

        The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 32,261,382 shares of common stock outstanding as of April 12, 2011 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)
Holders of more than 5% of Celldex's common stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,887,847	(3)	5.85%
Directors and Executive Officers
Larry Ellberger	48,061	(4)	**
Herbert J. Conrad	33,212	(5)	**
George O. Elston	33,212	(6)	**
Karen Shoos Lipton	36,394	(7)	**
Dr. Rajesh B. Parekh	73,212	(8)	**
Harry H. Penner, Jr.	36,477	(9)	**
Timothy M. Shannon	375,481	(10)	1.15%
Anthony S. Marucci	430,110	(11)	1.32%
Avery W. Catlin	211,046	(12)	**
Dr. Thomas Davis	211,639	(13)	**
Tibor Keler	333,876	(14)	1.02%
All Directors and Executive Officers as a group (11 persons)	1,822,720	(15)	5.38%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)
Information is based on a Schedule 13G filed with the SEC on February 3, 2011.

(4)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(5)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(6)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(7)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(8)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(9)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(10)
Includes 300,936 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(11)
Includes 402,242 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(12)
Includes 199,937 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(13)
Includes 203,271 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(14)
Includes 323,008 shares of common stock underlying options which are or may be exercisable as of April 12, 2011 or 60 days after such date.

(15)
Please refer to footnotes 4 - 14.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Celldex's directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2010, all reports required to be filed under Section 16(a) were filed on a timely basis.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex's business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. In fiscal 2010, there were no related party transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

 PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009

(Proposal No. 2)

        The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

        The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2010	2009
	(In thousands)
Audit Fees	$337	$604
Audit-Related Fees	—	110
Tax Fees	162	51
All Other Fees	2	2

Total Fees	$501	$767

Audit Fees

        Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

        Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements, and consisted principally of fees for due diligence in connection with the CuraGen acquisition in 2009.

Tax Fees

        Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

        All other fees consist of fees relating to an accounting research tool.

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

        The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP's independence and has determined that such services for fiscal years 2010 and 2009 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

        The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report of Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC
ACCOUNTING FIRM

 PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers at December 31, 2010 (collectively, the "Named Executive Officers") as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis", our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

        The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on Celldex Therapeutics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3

 PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Proposal No. 4)

        The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements pursuant to the SEC's compensation disclosure rules. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

        After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Celldex Therapeutics, and therefore our Board of Directors recommends that you vote for a one-year interval for the stockholder advisory votes on executive compensation.

        In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statements every year. The Board's determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation.

        While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. The option among those choices receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Board will consider our stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board of Directors or Celldex Therapeutics in any way, the Board may decide that it is in the best interests of our stockholders and Celldex Therapeutics to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A VOTE OF EVERY 1 YEAR ON THIS PROPOSAL NO. 4

 STOCKHOLDER PROPOSALS

Stockholder Proposals for 2012 Annual Meeting

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex's proxy statement and form of proxy for our 2012 annual meeting must be received by Celldex on or before December 29, 2011 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

        Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725, Attn.: Secretary.

ANNUAL REPORT

        Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 18, 2011. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

        Our audited financial statements for the fiscal year ended December 31, 2010 and certain other related financial and business information are contained in our 2010 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ AVERY W. CATLIN Chief Financial Officer and Secretary

Needham, MA
April 28, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000104198_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Larry Ellberger 02 Anthony S. Marucci 03 Herbert J. Conrad 04 George O. Elston 05 Karen Shoos Lipton 06 Harry H. Penner, Jr. 07 Timothy M. Shannon CELLDEX THERAPEUTICS, INC. 119 FOURTH AVENUE NEEDHAM, MA 02494 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011. 3 To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000104198_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K is/are available at www.proxyvote.com . CELLDEX THERAPEUTICS, INC. Annual Meeting of Stockholders June 15, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Avery W. Catlin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 18, 2011 at the Annual Meeting of Stockholders to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, NJ 07068, on June 15, 2011 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

QuickLinks

ABOUT THE MEETING
PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED (Proposal No. 1)
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment Agreements
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments upon Termination of Employment or Change in Control
Director Compensation
Compensation Committee Interlocks and Insider Participation
Risk Considerations
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009 (Proposal No. 2)
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal No. 3)
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION (Proposal No. 4)
STOCKHOLDER PROPOSALS
OTHER MATTERS